FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

December 07, 2004

Enercorp, Inc.

 (Exact Name of Registrant as specified in its charter)

COLORADO                               0-9083                                  84-0768802

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

32751 Middlebelt Rd. Ste. B

Farmington Hills, MI 48334

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 851-5651

N/A

Former name or former address, if changed from last report

Item: 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 19, 2004 the Board of Directors of Enercorp elected its current Chairman and Chief Excecutive Officer, James C. Sargent, Esq to the additional positions of President and Chief Operating Officer replacing Dr. Jeffrey E. Rautio. Dr. Rautio will continue to serve Enercorp as Director along with the other two current Directors until their successors are duly elected and qualified.

Chairman Sargent contributes experience from both regulatory and business perspectives. His credentials include: BA and LLB degrees from the University of Virginia; public service as the Regional Administrator of the New York Office of the US Securities and Exchange Commission (SEC); appointment by the President, with the advice and consent of the US Senate, as Commissioner of the SEC, in Washington DC until 1961; and a partner in New York City law firms specializing in securities law until 1995 when he moved to Virginia where he continues to practice law.  Sargent also serves on the Boards of Directors of a public company and a mutual fund.

Effective November 11, 2004 the Board of Directors of Enercorp elected William D. McMaster to the position of Chief Compliance Officer, replacing Robert M. Evans who did not wish to continue.

William D. McMaster, Founder and President of national award-winning McMaster Marketing & PR since 1968, became Chief Compliance Officer of Enercorp on Nov. 11, 2004. McMaster has been involved in 12 Proxy fights, winning 10. All but two were on the side of managements of NYSE, American Stock Exchange and NASDAQ-listed companies. Since Sarbanes-Oxley, McMaster has worked with small businesses to assist equalizing their relationships with large publicly owned banks. In 2004, McMaster was awarded “Businessman of the Year-Michigan,” and the national “Ronald Reagan Gold Medal for Leadership” by the RNCC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 07, 2004

ENERCORP, INC

By: /s/James C. Sargent

James C. Sargent

Chairman